EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-64102 of E*TRADE Group, Inc. on Form S-3 of our report dated October 19, 2000, appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


September 18, 2001
San Jose, California